UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On August 9, 2016, Midwest Energy Emissions Corp. (the "Company") held its 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"). The final results for each of the matters submitted to a vote of stockholders at the 2016 Annual Meeting are as follows:

Proposal 1: The five nominees for election to the Board of Directors were elected to serve as directors of the Company until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier removal or resignation, by the votes set forth in the table below:

Nominees	For	Withheld	Broker Non-Votes
Richard MacPherson	25,287,161	35,666	6,955,921
Christopher Greenberg	25,286,981	35,846	6,955,921
Brian L. Johnson	25,282,161	40,666	6,955,921
Christopher J. Lee	25,280,981	41,846	6,955,921
Allan T. Grantham	24,980,241	342,586	6,955,921

Proposal 2: The Company's stockholders approved the ratification of the appointment of Schneider Downs & Co., Inc. as the Company's independent registered public accounting firm for the 2016 fiscal year, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes

31,945,106	238,452	95,190	-

Proposal 3: The Company's stockholders approved, on an advisory non-binding basis, the compensation paid to the Company's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes

24,774,063	221,929	326,835	6,955,921

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: August 12, 2016	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

3